Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Velodyne Lidar, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

October 19, 2020